- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ /  Preliminary proxy statement

/X/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             CINCINNATI BELL, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              William H. Zimmer III
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:________

     (2) Aggregate number of securities to which transaction applies:___________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:____________________________________

     (4) Proposed maximum aggregate value of transaction:_______________________

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:________________________________________________

     (2) Form, schedule or registration statement no.:__________________________

     (3) Filing party:__________________________________________________________

     (4) Date filed:____________________________________________________________

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

CINCINNATI BELL INC.
                                                   NOTICE OF 1994 ANNUAL MEETING
201 EAST FOURTH STREET
                                                             AND PROXY STATEMENT
P.O. BOX 2301
CINCINNATI, OHIO 45201
- --------------------------------------------------------------------------------
                            NOTICE OF ANNUAL MEETING

To The Shareholders:

     The annual meeting of shareholders of Cincinnati Bell Inc. (the "Company") will be held in the Presidential Ballroom of the Westin Hotel, Fountain Square South, Cincinnati, Ohio, on Monday, April 18, 1994, at 11:30 A.M. for the following purposes:

     1. To elect three directors for three-year terms ending in 1997;

     2. To ratify the appointment of Coopers & Lybrand as independent accountants to audit the financial statements of the Company for the year 1994; and

     3. To act upon such other matters as may properly come before the meeting.

     Shareholders of record at the close of business on February 28, 1994 will be entitled to vote at the meeting and any adjournment thereof.

     The vote of each shareholder is important, whatever the number of shares held. Whether or not you plan to attend the meeting, please sign and return the accompanying proxy card promptly in the enclosed envelope. PLEASE NOTE THAT YOUR VOTE CANNOT BE COUNTED UNLESS YOU SIGN AND RETURN THE PROXY CARD OR ATTEND THE MEETING AND VOTE BY BALLOT.

                                            W. H. Zimmer III
                                            Secretary

March 14, 1994

                              CINCINNATI BELL INC.
                             201 EAST FOURTH STREET
                                 P.O. BOX 2301
                             CINCINNATI, OHIO 45201

                               ------------------

                                PROXY STATEMENT

     This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about March 14, 1994 in connection with the solicitation of proxies by the Board of Directors of Cincinnati Bell Inc. (the "Company") for use at the annual meeting to be held April 18, 1994.

     Shares can be voted at the meeting only if the shareholder is represented by proxy or is present in person. A shareholder giving a proxy in the accompanying form retains the power to revoke it by a later appointment received by the Company or by giving notice of revocation to the Company in writing or in open meeting. Such later appointments or notices should be directed to W. H. Zimmer III, Secretary of the Company, at the address set forth above. Shares represented by properly executed proxies received in the accompanying form will be voted in accordance with the instructions contained therein. IN THE ABSENCE OF CONTRARY INSTRUCTIONS, SUCH SHARES WILL BE VOTED (1) TO ELECT AS DIRECTORS THE PERSONS NAMED ON PAGE 6; AND (2) TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR 1994. An abstention from voting on any matter will be tabulated as a vote withheld on such matter and will be included in computing the number of shares present for purposes of determining the presence of a quorum for the shareholder meeting. If a broker indicates on the form of proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares will be considered as present but not entitled to vote with respect to that matter.

     If a shareholder is a participant in the Company's Employee Stock Ownership Plan ("ESOP"), Retirement Savings Plan, Savings and Security Plan (Non-Salaried Employees), the CBIS Retirement and Savings Plan or the MATRIXX Marketing Inc. Profit Sharing/401(k) Plan, his completed proxy card will serve as voting instructions to the trustee or trustees of those plans, as the case may be. Shares in the ESOP will not be voted unless a proxy card is signed and returned. If cards representing shares in any plan other than the ESOP are not received, those shares will be voted in the same proportions as the shares for which signed cards are returned by other participants in the plan.

     YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY SO THAT A QUORUM MAY BE REPRESENTED AT THE MEETING.

     In the past, shareholders with multiple accounts or multiple shareholders at identical addresses may have received more than one Annual Report and Proxy Statement which is costly to the Company and may have been inconvenient to those shareholders. The Company has eliminated multiple mailings of the Annual Report and Proxy Statement to accounts with the identical address. Additionally, all proxy cards to identical addresses will be included in the same envelope. To resume the mailing of an Annual Report and Proxy Statement to an account, call the Company's investor relations number 1-800-345-6301 to reach the Treasury Department, or write W. H. Zimmer III, Secretary, Room 732, 201 East Fourth Street, P.O. Box 2301, Cincinnati, Ohio 45201.

     On the record date, February 28, 1994, outstanding voting securities of the Company consisted of 65,094,358 Common Shares, $1.00 par value ("Common Shares"), all of one class. Each Common Share has one vote on each matter presented for action at the meeting. The following table sets forth information, as of the record date, with respect to those persons the Company believes to be beneficial owners of more than 5% of the Company's voting securities:

                                                         AMOUNT AND
                                                         NATURE OF
                           NAME AND ADDRESS OF           BENEFICIAL      PERCENT
  TITLE OF CLASS             BENEFICIAL OWNER           OWNERSHIP(A)     OF CLASS
- ------------------    ------------------------------    ------------     --------
Common Shares         The Western and Southern            6,452,696          9.9%
                      Life Insurance Company
                      ("Western and Southern")
                      400 Broadway
                      Cincinnati, Ohio 45202
Common Shares         T. Rowe Price Trust Company         5,887,524(b)       9.0%
                      ("T. Rowe Price")
                      10090 Red Run Boulevard
                      Owings Mills, Maryland 21117
Common Shares         Bankers Trust Company               3,607,460(c)       5.5%
                      ("Bankers Trust")
                      One Bankers Trust Plaza
                      New York, New York 10015

- ---------------

(a) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or has the right to acquire beneficial ownership of any such security within 60 days.

(b) T. Rowe Price has advised the Company that these Common Shares are held by it as trustee under the Cincinnati Bell Inc. Retirement Savings Plan, the Cincinnati Bell Inc. Savings and Security Plan and the MATRIXX Marketing Inc. Profit Sharing/401(k) Plan. T. Rowe Price may be considered as sharing voting power with participants under these plans because T. Rowe Price has power to vote the Common Shares to the extent the participants do not give it instructions with respect to voting such shares. For each plan, this power is limited to the voting of Common Shares as to which it does not receive instructions in the same proportions as it votes Common Shares for which it does receive instructions. Under the terms of these plans and the applicable trust agreements, T. Rowe Price has only limited investment powers with respect to the Common Shares held by it.

(c) Bankers Trust has advised the Company that these Common Shares include 3,457,248 Common Shares held by it as trustee under the Cincinnati Bell Pension Plans Trust. Bankers Trust is required to vote these Common Shares in the same proportions that the trustee (Star Bank, N.A., Cincinnati) under the Cincinnati Bell Inc. Employee Stock Ownership Plan votes the Common Shares held under that plan. (The trustee under the Employee Stock Ownership Plan votes only the Common Shares for which voting instructions have been received.) Bankers Trust does not have investment power with respect to Common Shares held by it under the Pension Plans Trust because the Company directs Bankers Trust with respect to purchases and sales of Common Shares.

    Bankers Trust has advised the Company that the remaining 150,212 Common Shares are held by it in a variety of fiduciary capacities.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York and Cincinnati Stock Exchanges. Officers, directors and greater than 10% shareholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during the period commencing January 1, 1993 and ending December 31, 1993, all such persons complied on a timely basis with the filing requirements of Section 16(a), with the exception of a Form 5 amended after its due date by Mr. LaMacchia and a Form 4 filed after its due date by Mr. Friedlander.

                               BOARD OF DIRECTORS

GENERAL INFORMATION

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Directors are kept informed of the Company's business by various reports and documents sent to them, as well as by operating and financial reports presented at Board and committee meetings by the chairman and other officers.

     Meetings of the Board of Directors are held approximately six times a year, and there is also an organizational meeting following the annual meeting of shareholders. Additional meetings of the Board may be called whenever needed. The Board of Directors of the Company held eleven meetings in 1993. Each director attended at least 75% of the aggregate number of meetings of the Board and committees of which he was a member except for Mr. Sharrock due to schedule conflicts.

COMMITTEES OF THE BOARD

     The committees established by the Board of Directors to assist it in the discharge of its responsibilities are described below. The biographical information on each director, including those nominated for election, which begins on page 6 of this Proxy Statement, identifies the committee memberships currently held by each nominee and each incumbent director.

     The Executive Committee has five members, two of whom are also officers of the Company. The Committee meets on call whenever needed and has authority to act on most matters during the intervals between Board meetings. The Committee met four times in 1993.

     The Audit Committee has three members, none of whom is an employee of the Company. The Committee meets with management to consider the adequacy of the internal controls of the Company and the objectivity of its financial reporting; the Committee also meets with the independent accountants and with appropriate Company financial personnel and internal auditors concerning these matters. The Committee recommends to the Board the appointment of the independent accountants, subject to ratification by the shareholders at the annual meeting. Both the internal auditors and the independent accountants periodically meet alone with the Committee and have unrestricted access to the Committee. The Committee met six times in 1993.

     The Compensation Committee has three members, none of whom is an employee of the Company. It makes recommendations to the Board with respect to the compensation of Senior Managers of the Company and also administers the Cincinnati Bell Inc. 1988 Long Term Incentive Plan (the "1988 Long Term Incentive Plan"), the Cincinnati Bell Inc. Short Term Incentive Plan (the "Short Term Incentive Plan"), the Cincinnati Bell Inc. Pension Program (the "Pension Program"), the Cincinnati Bell Inc. 1989 Stock Option Plan and the Cincinnati Bell Inc. Executive Deferred Compensation Plan (the "Deferred Compensation Plan"). The Committee met five times in 1993.

     The Employee Benefit Funds Committee has three members, none of whom is an employee of the Company. The Committee reviews the operation of the Company's pension funds and savings funds, meets with management representatives to review actuarial requirements, accruals, investment objectives and procedures, and the findings and reports of the trustees and investment managers. From time to time the Committee makes such reports and recommendations to the Board with respect to the foregoing as it deems appropriate. The Committee met two times in 1993.

     The Nominating Committee has three members, one of whom is also an officer of the Company. The Committee meets from time to time to discuss potential candidates for director and officer positions with the Company. From time to time the Committee makes such reports and recommendations to the Board of Directors with respect thereto as it may deem appropriate. The Committee met two times in 1993.

COMPENSATION OF DIRECTORS

     Directors who are also employees of the Company receive no remuneration for serving as directors or committee members. Non-employee directors receive an annual retainer of $14,000 and a meeting fee of

$1,000 for each Board and committee meeting attended. Directors may elect to defer the receipt of all or a part of the fees and retainers. Amounts so deferred earn interest, compounded quarterly, at a rate equal to the average interest rate for ten-year United States Treasury notes for the previous quarter.

     Non-employee directors also receive stock options pursuant to the Cincinnati Bell Inc. 1988 Stock Option Plan for Non-Employee Directors (the "Directors Plan"). Pursuant to the Directors Plan each non-employee director of the Company upon initial appointment or election as a director receives an option to purchase 6,000 Common Shares and receives in each year thereafter an option to purchase 2,000 Common Shares, provided that the non-employee director continues in office subsequent to that year's annual meeting of shareholders. The exercise price for each option granted is 100% of the fair market value of the Common Shares on the date of grant. During 1993, no options were exercised.

     Pursuant to the Cincinnati Bell Inc. Retirement Plan for Outside Directors, non-employee directors who retire with at least five years of service as a director of the Company are entitled to receive an amount per year, continuing for the number of years that they served as a director, equal to the annual retainer in effect at the date of their retirement. In the event of the death of a director or retired director, no further payments will be made under the plan. Presently two directors are receiving payments under the Retirement Plan for Outside Directors.

     Mr. Hibbard retired as an employee of the Company effective February 11, 1994; however, he continues to serve as a non-employee director and as an officer of the Company. As long as he continues to serve as Chairman, he will be compensated at the rate of $300,000 per annum and he will continue to receive the perquisites which he was receiving as Chairman immediately prior to becoming a non-employee director. As a non-employee director, Mr. Hibbard is eligible to participate in the plan for deferring fees and retainers and the Directors Plan; however, Mr. Hibbard will not participate in the Retirement Plan for Outside Directors.

     Non-employee directors also are provided certain telecommunications services. The cost of such services was approximately $1,000 per non-employee director in 1993.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Clark, an Executive Vice President and a director of the Company, serves as a director of Xtek, Inc. Mr. Kiggen, who is a director of the Company and a member of the Compensation Committee, is the Chairman of the Board and President of Xtek, Inc. Since the Board of Directors of Xtek, Inc. does not have a compensation committee, the entire Board of Directors of Xtek, Inc. (including Mr. Clark) performs the function of a compensation committee. Cincinnati Bell's Compensation Committee consists of Messrs. Christensen (Chairman), Kiggen and Sharrock.

SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth the beneficial ownership of Common Shares as of February 28, 1994 by each director and executive officer and by all directors and officers of the Company as a group. As of that date, no individual director or officer owned beneficially more than 1.0% of the Common Shares outstanding and all directors and officers of the Company as a group owned beneficially 1,883,858 Common Shares of the Company or 2.89% of the Common Shares outstanding.

                                                            SHARES BENEFICIALLY       PERCENT OF
                                                                OWNED AS OF             COMMON
                                                            FEBRUARY 28, 1994(A)        SHARES
                                                            --------------------      ----------
John F. Barrett..........................................           10,384(b)             .02%
Paul W. Christensen, Jr..................................           32,001(b)             .05%
Raymond R. Clark.........................................          237,092                .36%
Phillip R. Cox...........................................            6,000                .01%
William A. Friedlander...................................           81,165(b)(c)          .12%
Dwight H. Hibbard........................................          487,162(b)             .75%
Brian C. Henry...........................................          102,000                .16%
Sheldon Horing (d).......................................          121,483                .19%
Robert P. Hummel, M.D....................................           19,501(b)             .03%
James D. Kiggen..........................................           27,408(b)             .04%
John T. LaMacchia........................................          363,076(b)             .56%
David B. Sharrock........................................           17,601(b)             .03%
All Directors and Officers as a group (consisting of 18
  persons, including those named above)..................        1,883,858(b)            2.89%

- ---------------

(a) Includes Common Shares subject to outstanding options under the Cincinnati Bell Inc. 1988 Long Term Incentive Plan and the Directors Plan which are exercisable by such individuals within 60 days. The following options are included in the totals: 340,000 Common Shares for Mr. Hibbard, 300,000 Common Shares for Mr. LaMacchia, 153,000 Common Shares for Mr. Clark, 100,000 Common Shares for Mr. Henry, 100,500 Common Shares for Mr. Horing and 16,000 Common Shares for each of Messrs. Friedlander, Hummel and Kiggen, 10,000 Common Shares for Mr. Christensen, 14,000 Common Shares for Mr. Sharrock, 8,000 Common Shares for Mr. Barrett, 6,000 Common Shares for Mr. Cox and 251,000 for other officers. The Common Share figures for the non-employee directors do not include, however, the option to purchase an additional 2,000 Common Shares that each non-employee director will receive pursuant to the Directors Plan, provided that such non-employee director continues in office subsequent to this year's annual meeting of shareholders.

(b) Includes Common Shares held directly by members of the director's or officer's family who have the same home as the director or officer but as to which the director or officer disclaims beneficial ownership: 784 for Mr. Barrett, 7,001 for Mr. Christensen, 4,100 for Mr. Friedlander, 401 for Mr. Hibbard, 1,901 for Dr. Hummel, 1,598 for Mr. Kiggen, 6,277 for Mr. LaMacchia, 200 for Mr. Sharrock and 6,896 for other officers.

(c) Includes 50,400 Common Shares as to which Mr. Friedlander disclaims beneficial ownership; of the 50,400 Common Shares, Mr. Friedlander shares investment power as to 4,200 Common Shares and has sole investment power as to 46,200 Common Shares.

(d) Resigned as an officer February 4, 1994, but is included in the table because he served as an executive officer of the Company for all of 1993.

                             ELECTION OF DIRECTORS

                             (ITEM 1 ON PROXY CARD)

     The Board of Directors of the Company presently consists of 10 members, three of whom are officers of the Company. The Company's Amended Articles of Incorporation require that the directors be divided into three classes. At each annual meeting of shareholders, directors constituting a class are elected for a three-year term. The terms of the three Class I directors expire in 1994. The Board of Directors has nominated John F. Barrett, Dwight H. Hibbard and David B. Sharrock, all of whom are incumbent directors, for election as directors in Class I to serve until the 1997 annual meeting of shareholders. The three nominees for directors receiving the greatest number of votes will be elected Class I Directors. The four directors in Class II continue to serve until the 1995 annual meeting of shareholders and the three directors in Class III continue to serve until the 1996 annual meeting of shareholders. The directors of each class will serve until their respective successors are elected and qualified.

     It is intended that shares represented by the accompanying form of proxy will be voted for the election of the nominees, unless contrary instructions are indicated as provided on the proxy card. (If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card.) If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a candidate, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.

     For each director of the Company, including those nominated for election, there follows a brief listing of principal occupation during at least the past five years, other major affiliations and age on the date of this Proxy Statement. When indicating the tenure with the Company of each director, the "Company" means the present corporation (post-June 1983) and Cincinnati Bell Telephone Company (pre-July 1983). Directors' ownership of Common Shares is shown in the table on page 5.

                         NOMINEES FOR CLASS I DIRECTORS

     John F. Barrett, President and Chief Executive Officer of The Western and Southern Life Insurance Company since March 8, 1994; President since November 1989; Chief Operating Officer, November 1989 to March 1994; Executive Vice President and Chief Financial Officer, May 1987 to October 1989. Director of The Western and Southern Life Insurance Company and The Fifth Third Bancorp and its subsidiary, The Fifth Third Bank. Director of the Company since 1992; member of Audit Committee and Nominating Committee. Age 44.

     Dwight H. Hibbard, Chairman of the Company since 1985; Chief Executive Officer of the Company, 1985-1993; President of the Company, 1983-1987; Chairman of Cincinnati Bell Telephone Company, 1985-1993. Director of The Ohio National Life Insurance Company and Teradyne, Inc. (supplier of automatic test systems). Director of the Company since 1974; Chairman of Executive Committee and Chairman of the Nominating Committee. Age 70.

     David B. Sharrock, Executive Vice President and Chief Operating Officer (retired) of Marion Merrell Dow Inc. (researcher, manufacturer and seller of pharmaceutical products) 1989-1993; President and Chief Operating Officer of Merrell Dow Pharmaceuticals Inc. (researcher, manufacturer and seller of pharmaceutical products), 1988-1989. Director of Marion Merrell Dow Inc. since 1989. Director of the Company since 1987; member of Audit Committee, Compensation Committee and Employee Benefit Funds Committee. Age 57.

                               CLASS II DIRECTORS

                             (TERMS EXPIRE IN 1995)

     Paul W. Christensen, Jr., Retired; Chairman of the Board and Chief Executive Officer of The Cincinnati Gear Company (manufacturer of custom gears and enclosed drives), 1978-1987. Director of Eagle-Picher Industries, Inc. (diversified manufacturer of industrial products) and The Ohio National Life Insurance Company. Director of the Company since 1983; Chairman of Compensation Committee and member of Executive Committee and Nominating Committee. Age 69.

     Phillip R. Cox, President and Chief Executive Officer of Cox Financial Corporation (financial planning) since 1972. Director of PNC Bank and the Federal Reserve Bank of Cleveland. Director of the Company since 1993; member of Employee Benefit Funds Committee. Age 46.

     William A. Friedlander, Chairman of Bartlett & Co. (investment advisor) since 1989; Chairman and Chief Executive Officer, 1968-1988. Director and Chief Executive Officer of the Greater Cincinnati

Foundation (community foundation) since 1990. Director of The Union Central Life Insurance Company. Director of the Company since 1986; Chairman of Audit Committee. Age 61.

     John T. LaMacchia, President and Chief Executive Officer of the Company since October 1, 1993; President of the Company since January 1, 1988; Chief Operating Officer of the Company 1988-1993; Chairman of Cincinnati Bell Telephone Company since November 1, 1993; Chairman of Cincinnati Bell Information Systems Inc. since October 1988 and President, 1983-1987. Director of The Kroger Co. (food retailer) and Multimedia, Inc. (diversified media communications company). Director of the Company since 1985; member of Executive Committee. Age 52.

                              CLASS III DIRECTORS

                             (TERMS EXPIRE IN 1996)

     Raymond R. Clark, Executive Vice President of the Company since January 1, 1987; Chief Executive Officer of Cincinnati Bell Telephone Company since January 1, 1988; President since January 1, 1987. Director of Star Banc Corporation and Xtek, Inc. (manufacturer of engineered products for heavy industry). Director of the Company since 1985. Age 56.

     Robert P. Hummel, M.D., Chief of Staff of University Hospital since 1992; Professor of Surgery, College of Medicine, University of Cincinnati since 1976; Vice Chairman-Department of Surgery, College of Medicine, University of Cincinnati since 1986. Director of the Company since 1983; Chairman of Employee Benefit Funds Committee and a member of the Executive Committee. Age 65.

     James D. Kiggen, Chairman of the Board and President of Xtek, Inc. (manufacturer of engineered products for heavy industry) since 1985. Director of Fifth Third Bancorp and its subsidiary, The Fifth Third Bank, The United States Playing Card Company (worldwide manufacturer of playing cards). Director of the Company since 1983; member of Executive Committee and Compensation Committee. Age 62.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

                             (ITEM 2 ON PROXY CARD)

     Subject to shareholder ratification, the Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Coopers & Lybrand as independent accountants to audit the financial statements of the Company for the year 1994. Coopers & Lybrand has audited the financial statements of the Company (and Cincinnati Bell Telephone Company prior to July
1983) for many years. If the shareholders do not ratify this appointment, other independent accountants will be appointed by the Board upon recommendation of the Audit Committee. One or more members of the firm of Coopers & Lybrand will attend the annual meeting, will have an opportunity to make a statement and will be available to answer questions.

OUR RECOMMENDATION

     RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON SHARES, PRESENT OR REPRESENTED AND ENTITLED TO VOTE AT THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH RATIFICATION.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The overall goals of the Company's executive compensation program are (i) to encourage and provide an incentive to its executive officers to achieve the Company's strategic business and financial goals, both short-term and long-term, and thereby enhance shareholder value, (ii) to attract and retain well-qualified executive officers, and (iii) to reward individuals for outstanding job performance in a fair and equitable manner when measured not only with respect to the Company's internal performance goals but also the Company's performance in comparison to its peers.

     The Compensation Committee recommends to the Board of Directors compensation for the Chief Executive Officer and all of the named executive officers. Mr. Henry joined the Company in March 1993. His compensation was established in his employment agreement which was approved by both the Compensation Committee and the Board of Directors.

     The components of the Company's executive compensation program are base salary, annual short term incentives and long term incentives, each of which assists in achieving the program's goals.

     After reviewing (i) several national surveys*, concerning the compensation paid by companies in a broad spectrum of businesses focusing on compensation at the 50th percentile, (ii) historical compensation data for each executive officer, (iii) information from the Company's Chairman of the Board, and (iv) the Committee's evaluation of the performance of Messrs. Hibbard, LaMacchia and Clark, the Compensation Committee recommended and the Board of Directors approved a base salary increase, effective April 1, 1993, for Messrs. Hibbard, LaMacchia and Clark. Mr. Henry's salary was established pursuant to his employment contract. Mr. Horing also received a salary increase effective with his promotion to Executive Vice President of the Company on January 1, 1993. The salaries of Messrs. Hibbard, LaMacchia, Clark, Henry and Horing appear in the Summary Compensation Table on page 11. Compared to the survey group, salaries paid to the executive officers average in the 50th to 55th percentile.

     The Company's Short Term Incentive Plan, which includes the Chief Executive Officer and the named executive officers, is one of the means by which the Compensation Committee encourages the Company's management to enhance shareholder value. To receive an annual short term incentive award, the Compensation Committee recommended and the Board of Directors approved that: (i) the Company's standing in a composite ranking matrix based on a Peer Group Comparison** must be between first and eighth place (depending on the executive officer, this factor determines 25%-50% of his short term incentive award); (ii) the Company must achieve certain levels of "earnings per share" (EPS) and, for Mr. Clark, the Telecom Group must achieve certain levels of operating income and, for Mr. Horing, the Information Services Group must achieve certain levels of operating income; and (iii) the individual officer's performance, in the judgment of the Compensation Committee, must be deserving. The threshold amount for both the EPS and operating income components is 96%, with the maximum award payable upon the achievement of 114% of the targeted goal. Based upon the achievement of predetermined goals, each executive officer may receive from 0% to 250% of the targeted cash award. The target cash awards are determined by reviewing survey bonus information* and from historical bonus targets established in previous years. Compared to the Survey Group, target cash awards for executive officers average 110% of the 50th percentile.

     Under the Short Term Incentive Plan, any awards for a performance year are paid in the following year. However, no awards can be paid if, for the 12-month period preceding the month in which the awards would have been paid, the estimated consolidated net income of the Company is less than the dividends applicable to that 12-month period (on an accrual basis) on all of the Company's outstanding Common Shares and Preferred Shares.

     Since the Peer Group Comparison and Company EPS goals for 1993 were not achieved and the overriding net income restriction existed, no awards were made under the Short Term Incentive Plan. Nevertheless, the Compensation Committee believed that a 1993 bonus for Mr. Clark should be made outside the plan in recognition of the Telecom Group's achievement of its operating income goals. In addition, Mr. Henry was paid a bonus pursuant to his employment agreement. These bonuses appear in the Summary Compensation Table on page 11.

     The Company's 1988 Long Term Incentive Plan provides incentive compensation for key officers and employees of the Company and its subsidiaries in the form of stock options, stock appreciation rights, restricted stock, performance shares and performance units and other stock unit awards. In connection with any award, payments of dividend or interest equivalents also may be authorized. Options granted under the 1988 Long Term Incentive Plan are either incentive stock options or nonstatutory options. The exercise price of each option granted equals or is greater than the fair market value of the Company's Common Shares on

- ---------------

 *The salary and bonuses surveys are prepared by recognized consulting firms, each of which establishes its own criteria for including companies in its data pool. These surveys may or may not include the Peer Group Companies. The consulting firms do not disclose the defining characteristics of the companies used in these surveys.

**The "Peer Group Comparison", which was prepared by a consulting firm, compares the Company's performance to 12 other telecommunication companies (the "Peer Group" which appears in the performance graph on page 16) based on the following equally weighted financial criteria: return on equity, growth in net income, growth in revenue and total shareholder return. The performance graph on page 17 is for shareholder information only and is not used to compute executive compensation.

the date of grant. The term of any option cannot exceed 10 years from the date of grant. Generally, options will be canceled in the event of termination of employment for any reason other than retirement, disability or death.

     The Compensation Committee uses long term compensation, mainly the grant of stock options, as a means to align the interests of the Company's executive officers with those of its shareholders and thus enhance shareholder value. After considering (i) an independent consultant's survey* that measured options grants as a multiple of base salary and focusing on the 50th and 75th percentiles of this survey, (ii) each executive officer's level of responsibility, (iii) total compensation objective, (as identified in the first paragraph in this report), (iv) previous grant information (as reflected in the Summary Compensation Table) and (v) statistical data concerning total grants under the Company's 1988 Long Term Incentive Plan compared to total outstanding shares, the Compensation Committee granted options to all of the named executive officers. Mr. Henry's options were issued pursuant to the terms of his employment contract. The options granted to the Chief Executive Officer and each of the named executive officers are shown in the "Grants of Stock Options" table on page 12. The options granted in 1993 to the executive officers ranged from the 48th percentile to the 68th percentile with Mr. Hibbard at the 60th percentile and Mr. LaMacchia at the 68th percentile.

     In 1989 the Company granted performance shares to Messrs. Hibbard, LaMacchia and Clark. No performance shares have been granted to the named executives since 1989. The performance shares are distributed at the end of a five-year performance period based on the Company's peer group rank as determined solely by total shareholder value. The percentage of the shares distributed is based on an exact composite ranking matrix which provides that for each Company placement vis-a-vis its Peer Group higher than twelfth place, a percentage of shares is earned. Since the Company's rank for the five-year period ended December 31, 1993 was thirteenth, none of the performance shares that were granted in 1989 were paid to the participating executive officers. On each dividend payment date, a cash payment equal to the dividend payment on one Common Share is paid with respect to each undistributed or uncanceled performance share. However, these dividend equivalents cannot be paid if, for the 12-month period preceding the month in which the dividend payments would have been paid, the estimated consolidated net income of the Company is less than the dividends applicable to that 12-month period. Since this net income goal was not met, no dividend equivalent payments were made to the participating executive officers during 1993.

     Mr. Hibbard served in the capacity of Chairman throughout 1993 and in the capacity of Chief Executive Officer through September 30, 1993. On October 1, 1993, Mr. LaMacchia was elected Chief Executive Officer. As Chairman and Chief Executive Officer, in accordance with the policies discussed previously, effective April 1, 1993, Mr. Hibbard's base salary rate was increased to $600,000. He received a stock option grant for 100,000 Common Shares. In connection with the annual short term incentive, Mr. Hibbard's award objectives were measured 50% against the Company's EPS factor and 50% against the Peer Group Comparison rank. As a result of the Company's failure to reach its EPS goal and to rank sufficiently high in the Peer Group Comparison, no short term incentive award payment was made to Mr. Hibbard for 1993.

     Effective October 1, 1993, with his promotion, Mr. LaMacchia's base salary rate was increased to $500,000 per annum. Based on the policies discussed previously, Mr. LaMacchia received a long term stock option grant for 60,000 Common Shares. In connection with the annual short term incentive, Mr. LaMacchia's award objectives were measured 50% against the Company's EPS factor and 50% against the Peer Group comparison rank. As a result of the Company's failure to reach its EPS goal and to rank sufficiently high in the Peer Group Comparison, no short term incentive award payment was made to Mr. LaMacchia for 1993.

- ---------------

 *The companies used in the survey from which stock option grants are determined consist of 276 national companies which responded to the survey. This survey was not used to compute salaries or bonuses. The consulting firms do not disclose the defining characteristics of the companies used in these surveys.

     It is not anticipated that any executive officer will receive compensation during 1994 which is not deductible by reason of the limitation contained in section 162(m) of the Internal Revenue Code. This limitation will be considered by the Compensation Committee when it determines the amounts of compensation to be paid to executive officers in 1995 and subsequent calendar years.

                                            Compensation Committee

                                            Paul W. Christensen, Jr.
                                            James D. Kiggen
                                            David B. Sharrock

                             EXECUTIVE COMPENSATION

I.  SUMMARY COMPENSATION TABLE

     The following table shows the compensation of the Chief Executive Officer and the four most highly compensated executive officers of the Company or any of its subsidiaries for services to the Company and its subsidiaries, including Cincinnati Bell Telephone ("CBT"), MATRIXX Marketing Inc. ("MATRIXX") and Cincinnati Bell Information Systems Inc. ("CBIS"), in all capacities. Messrs. Hibbard, LaMacchia and Clark served as directors of the Company but received no separate compensation in those capacities.

                                                                                        LONG-TERM COMPENSATION
                                                                               -----------------------------------------
                                                                                         AWARDS
                                            ANNUAL COMPENSATION                --------------------------      PAYOUTS
                                   --------------------------------------                      SECURITIES     ----------
                                                             OTHER ANNUAL      RESTRICTED      UNDERLYING     LONG-TERM
  NAME AND PRINCIPAL                                         COMPENSATION        STOCK          OPTIONS       INCENTIVE
       POSITION           YEAR     SALARY($)    BONUS($)       ($) (A)          AWARD($)          (#)         PAYOUTS($)
- ----------------------    -----    --------     --------     ------------      ----------      ----------     ----------
 Dwight H. Hibbard(c)     1993     $590,000     $      0               (d)      $      0         100,000       $      0
 Chairman                 1992      550,000            0       $ 53,045(e)             0         100,000              0
                          1991      550,000            0                               0          80,000         97,132
- ------------------------------------------------------------------------------------------------------------------
 John T. LaMacchia(c)     1993     $415,000     $      0               (d)      $      0          60,000       $      0
 President & CEO          1992      360,000            0               (d)             0          60,000              0
                          1991      360,000            0                               0          50,000         48,403
- ------------------------------------------------------------------------------------------------------------------
 Raymond R. Clark         1993     $295,000     $ 76,600       $ 67,290(e)      $      0          40,000       $      0
 Executive Vice           1992      270,000       80,000               (d)             0          30,000              0
 President                1991      270,000       30,000                               0          25,000         48,403
- ------------------------------------------------------------------------------------------------------------------
 Brian C. Henry(h)        1993     $180,000     $160,000               (d)      $      0          80,000       $      0
 Executive Vice           1992           --           --             --               --              --             --
 President                1991           --           --             --               --              --             --
- ------------------------------------------------------------------------------------------------------------------
 Sheldon Horing           1993     $277,500     $      0       $ 43,137(f)      $      0          20,000       $      0
 Executive Vice           1992      232,935       70,000         50,293(f)             0          20,000              0
 President                1991      210,000       25,000                         465,000(g)       20,000              0

                         ALL OTHER
  NAME AND PRINCIPAL    COMPENSATION
       POSITION          ($) (A)(B)
- ----------------------  ------------
 Dwight H. Hibbard(c)      $8,994
 Chairman                   9,154
- ----------------------
 John T. LaMacchia(c)      $8,994
 President & CEO            9,154
- ----------------------
 Raymond R. Clark          $8,994
 Executive Vice             9,154
 President
- ----------------------
 Brian C. Henry(h)         $    0
 Executive Vice                --
 President                     --
- ----------------------
 Sheldon Horing            $7,670
 Executive Vice             5,819
 President

(a) In accordance with the transition provisions of the rules of the Securities and Exchange Commission, information with respect to fiscal year 1991 is omitted.

(b) Represents Company contributions to defined contribution savings plans and to the CBIS Deferred Compensation Plan described on page 15.

(c) Mr. Hibbard also served as the CEO until October 1, 1993. Mr. LaMacchia was elected CEO on October 1, 1993. Since October 1, 1993 Mr. Hibbard has continued to serve as Chairman. During their tenure as CEO Mr. Hibbard received $437,500 and Mr. LaMacchia received $125,000, respectively.

(d) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of the annual salary and bonus for the individual for that year.

(e) Includes $50,400 for dividend equivalent rights on exercised options for Mr. Clark and $37,638 for dividend equivalent rights on exercised options for Mr. Hibbard. Other amounts were less than 25% of the total perquisites and other personal benefits reported for each individual.

(f) Includes $13,675 in 1993 and $20,295 in 1992 for commuting expenses. Other amounts were less than 25% of the total perquisites and other personal benefits reported for Mr. Horing.

(g) 20,000 shares at $23.25 vesting at a rate of 4,000 shares per year beginning in 1991 over a period of five years. Dividends on the entire amount of shares payable quarterly beginning in 1991.

(h) Mr. Henry's date of employment was March 29, 1993.

II.  GRANTS OF STOCK OPTIONS

     The following table shows all individual grants of stock options to the named executive officers of the Company during the fiscal year ended December 31, 1993.

                           NUMBER OF      % OF TOTAL                               POTENTIAL REALIZABLE VALUE AT
                           SECURITIES      OPTIONS                                 ASSUMED ANNUAL RATES OF STOCK
                           UNDERLYING     GRANTED TO     EXERCISE                  PRICE APPRECIATION FOR OPTION
                            OPTIONS       EMPLOYEES      OR BASE      EXPIRA-                TERM (A)
                            GRANTED       IN FISCAL       PRICE        TION       -------------------------------
         NAME                (#)(B)          YEAR         ($/SH)       DATE          5% ($)            10% ($)
- -----------------------    ----------     ----------     --------     -------     -------------     -------------
 Dwight H. Hibbard           100,000           11%       $17.625      1/22/03     $   1,108,427     $   2,808,971
- -----------------------------------------------------------------------------------------------------------------
 John T. LaMacchia            60,000            7%       $17.625      1/22/03     $     665,506     $   1,685,383
- -----------------------------------------------------------------------------------------------------------------
 Raymond R. Clark             40,000            4%       $17.625      1/22/03     $     443,371     $   1,123,588
- -----------------------------------------------------------------------------------------------------------------
 Brian C. Henry               80,000            9%       $21.750      4/05/03     $   1,094,277     $   2,773,112
- -----------------------------------------------------------------------------------------------------------------
 Sheldon Horing               20,000            2%       $17.625      1/22/03     $     221,685     $     561,794

(a) As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Company's Common Shares will appreciate in value from the date of grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of 62.9% and 159.4%) resulting in values of approximately $28.71 and $45.71, respectively, in the case of the $17.625 options and $35.43 and $56.41, respectively, in the case of the $21.75 options. They are not intended, however, to forecast possible future appreciation, if any, in the price of the Company's Common Shares. The total of all stock options granted to employees, including executive officers, during fiscal 1993 was approximately 1.42% of the total Common Shares outstanding during the year. As an alternative to the assumed potential realizable values stated in the above table, the Securities and Exchange Commission rules would permit stating the present value of such options at date of grant. Methods of computing present values suggested by different authorities can produce significantly different results. Moreover, since stock options granted by the Company are not transferable, there is no objective criteria by which any computation of present value can be verified. Consequently, the Company's management does not believe there is a reliable method of computing the present value of such stock options.

(b) The material terms of the options granted are: grant type, non-statutory; grant price, fair market value on grant date; exercisable after one year; term of grant, 10 years; except in cases of retirement, disability or death, unexercisable options are cancelled upon termination of employment.

III.  AGGREGATE OPTION EXERCISES

     The following table shows aggregate option exercises in last fiscal year and fiscal year-end values.

                                                                      NUMBER OF
                                                                     SECURITIES
                                                                     UNDERLYING               VALUE OF
                                                                     UNEXERCISED            UNEXERCISED
                                                                     OPTIONS AT         IN-THE-MONEY OPTIONS
                                                                     FY-END (#)           AT FY-END ($)(A)
                             SHARES ACQUIRED        VALUE         EXERCISABLE (E)/        EXERCISABLE (E)/
          NAME               ON EXERCISE (#)     REALIZED ($)     UNEXERCISABLE (U)      UNEXERCISABLE (U)
- -------------------------    ---------------     ------------     -----------------     --------------------
                                                                      E 274,000              E$      0
 Dwight H. Hibbard                     0           $      0           U 100,000               U 43,800
- ------------------------------------------------------------------------------------------------------------
                                                                      E 156,000              E$      0
 John T. LaMacchia                     0           $      0           U  60,000               U 26,280
- ------------------------------------------------------------------------------------------------------------
                                                                      E  73,000              E$      0
 Raymond R. Clark                  6,569           $121,816           U  40,000               U 17,520
- ------------------------------------------------------------------------------------------------------------
                                                                     E        0              E$      0
 Brian C. Henry                        0           $      0           U  80,000               U      0
- ------------------------------------------------------------------------------------------------------------
                                                                      E  25,500              E$      0
 Sheldon Horing                        0           $      0           U  40,000               U  8,760

(a) Values stated based on the fair market value (average of the high and low) of $18.063 per share of the Company Common Shares on the New York Stock Exchange on December 31, 1993.

IV.  LONG-TERM INCENTIVE PLAN AWARDS TABLE

     Since no awards pursuant to any long-term incentive plans were made to any named executive officer in the fiscal year ended December 31, 1993, no table has been included.

V.  DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

     Messrs. LaMacchia and Clark participate in both the Company's Management Pension Plan and the Pension Program. The following table illustrates the approximate pension amounts which would be payable under those plans combined.

                               PENSION PLAN TABLE

                              YEARS OF SERVICE AND PENSION AMOUNT
                 -------------------------------------------------------------
COMPENSATION          15               20               25          30 OR MORE
- ------------     ------------     ------------     ------------     ----------
 $  325,000        $  110,500       $  147,333       $  184,167      $221,000
    400,000           136,000          181,333          226,667       272,000
    475,000           161,500          215,333          269,167       323,000
    550,000           187,000          249,333          311,667       374,000
    625,000           212,500          283,333          354,167       425,000
    700,000           238,000          317,333          396,667       476,000
    775,000           263,500          351,333          439,167       527,000
    850,000           289,000          385,333          481,667       578,000
    925,000           314,500          419,333          524,167       629,000
  1,000,000           340,000          453,333          566,667       680,000
  1,075,000           365,500          487,333          609,167       731,000

     Pension amounts shown under the foregoing table are annual straight life annuity pension amounts, prior to deduction for Social Security benefits. The amounts of covered compensation which can be used to compute the estimated annual retirement benefits of Messrs. LaMacchia and Clark and the number of their years of credited service at December 31, 1993 are as follows: Mr. LaMacchia, $415,000 and 27 years of service; and Mr. Clark, $370,000 and 29 years of service. The covered compensation is the participant's base salary and bonuses for the twelve consecutive month period during the thirty-six consecutive month period ending December 31, 1993 which produces the highest dollar amount. Pension amounts under the foregoing table are based on the Pension Program formula which includes amounts payable under the Management Pension Plan.

     Effective December 31, 1993, the benefit formula under the Management Pension Plan was converted to a cash balance formula. Under the cash balance formula, each participant has an account to which pension credits are allocated at the end of each year based upon the participant's attained age and covered compensation for the year. To the extent that a participant's covered compensation (base salary) exceeds the Social Security wage base, additional pension credits are given for such excess compensation. The following chart shows the pension credits which will be given at the ages indicated:

         ATTAINED AGE                                PENSION CREDITS
- ------------------------------            --------------------------------------
Less than 30 years               2.50%    of covered compensation plus 2.50% of
                                          excess compensation
30 but less than 35 years        2.75%    of covered compensation plus 2.75% of
                                          excess compensation
35 but less than 40 years        3.25%    of covered compensation plus 3.25% of
                                          excess compensation
40 but less than 45 years        4.00%    of covered compensation plus 4.00% of
                                          excess compensation
45 but less than 50 years        5.25%    of covered compensation plus 5.25% of
                                          excess compensation
50 but less than 55 years        6.50%    of covered compensation plus 6.50% of
                                          excess compensation
55 or more years                 8.00%    of covered compensation plus 8.00% of
                                          excess compensation

     At the end of each year, a participant's account is also credited with assumed interest at the rate of 8% per annum through December 31, 1996 and 4% per annum for subsequent years. At retirement or other termination of employment, an amount equivalent to the balance then credited to the account is payable to the participant in the form of an immediate or deferred lump sum or annuity. (In the case of an employee who was a participant in the Management Pension Plan on December 31, 1993, the employee's account also is credited with pension credits equivalent to the employee's accrued benefit on that date.)

     Mr. Henry and Mr. Horing participate in the Management Pension Plan but do not participate in the Pension Program. If they continue employment and retire at normal retirement age of 65, their estimated annual pension amount under the Management Pension Plan would be: $139,391 for Mr. Henry and $52,659 for Mr. Horing. It is not anticipated that Mr. Horing's employment will continue beyond March 10, 1996.

     Mr. Hibbard retired as an employee of the Company on February 11, 1994 and elected to receive a lump sum benefit from the Management Pension Plan in the amount of $1,376,215. He will also receive an annual payout of $590,983 from the Pension Program for the remainder of his life.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     In December 1987, the Company entered into Executive Employment Agreements with Messrs. LaMacchia and Clark, respectively. The Executive Agreements with Messrs. LaMacchia and Clark are not typical employment agreements in that their terms of employment under the Agreements do not commence until the date of a "change in control" (as defined in the Agreements) of the Company. Under the Agreements, Messrs. LaMacchia and Clark (i) continue to be employed in the same positions that they had on the day preceding the change in control with the responsibilities and authorities that executives in comparable companies possess and (ii) receive the same level of compensation (with annual cost of living increases) and benefits in effect immediately prior to the change in control. After a change in control, the executives may terminate their employment, with or without reason, upon one month's prior written notice. The Company may terminate any executive's employment without breach of his Agreement only upon his death, disability or for "cause" (as defined in the Agreement). If, after a change in control of the Company, the Company terminates any executive's employment in breach of his Agreement or any executive voluntarily terminates his employment, he is entitled to receive as severance pay in cash an amount equal to five times his "base amount" within the meaning of section 280G of the Internal Revenue Code. ("Base amount" for purposes of the Executive Agreements includes all amounts attributed or earned by the executive for that year pursuant to the Short Term Incentive Plan, the 1988 Long Term Incentive Plan and any other deferred compensation plan.) The severance pay payable under the Executive Agreements will be greater than the maximum amount which may currently be paid under the Internal Revenue Code for these types of agreements without the individual incurring an excise tax and without the Company being denied a tax deduction of a portion of the payments.

     In March 1993, the Company entered into an Executive Employment Agreement with Mr. Henry which provides for the employment and retention of Mr. Henry as Executive Vice President and Chief Financial Officer of the Company for a term commencing on March 29, 1993 and terminating on March 29, 1998. The Executive Employment Agreement provides for: an initial base salary of $270,000 per year, which is subject to annual performance reviews and increases consistent with his performance and the treatment of similarly situated employees of the Company; the opportunity to earn a bonus under the Short Term Incentive Plan of up to 250% of the annual short term incentive amount goal per calendar year (for 1993, Mr. Henry's guaranteed bonuses totaled $160,000; there are no guaranteed bonuses for later years); options to purchase 80,000 Common Shares; a supplemental pension equal to that portion of his accrued pension under the Management Pension Plan attributable to his first 10 years of service; and benefits and perquisites consistent with the treatment of similarly situated employees of the Company. The Executive Employment Agreement provides that if Mr. Henry's employment terminates following a "change in control" of the Company (as defined in the 1988 Long Term Incentive Plan) Mr. Henry will receive a lump sum payment equal to the greater of $810,000 or three times his annual base salary on the date of termination. In the event that the Company terminates Mr. Henry's employment (other than for cause or disability) after March 29, 1995, Mr. Henry will receive a lump sum severance payment equal to his previous 12 months base salary. If the Company terminates Mr. Henry's employment (other than for cause or disability) prior to March 29, 1995, Mr. Henry will receive a lump sum severance payment equal to his base salary for the remainder of the term.

     Under the Executive Employment Agreement in effect for Mr. Hibbard at the time of his retirement, he will be entitled to receive a tax gross up with respect to amounts paid to him during 1994 and 1995 under the Company's Retirement Savings Plan and Incentive Award Deferral Plan to reflect the change in Federal income tax rates caused by the Omnibus Budget Reconciliation Act of 1993.

     In March 1994, the Company entered into a consulting and separation agreement with Mr. Horing. Under the terms of that agreement, Mr. Horing will continue in employment, as a consultant, until March 10, 1996 and be compensated for his services at the rate of $341,562 per annum. In the event of his death, his estate will continue to receive the payments due through the end of the consulting period. While employed under the consulting and separation agreement, Mr. Horing will continue to receive the employee benefits and perquisites which he was receiving when he resigned as an officer of the Company.

     The Deferred Compensation Plan was adopted effective January 1, 1994 to permit officers at the level of senior vice president and above to defer receipt of up to 25% of their base salary, up to 100% of their cash bonuses (including cash awards under the 1988 Long Term Incentive Plan and the Short Term Incentive
Plan) and up to 100% of share awards under the 1988 Long Term Incentive Plan. For participating employees who are not in the Pension Program, there also will be a Company "match" of up to the lesser of (a) 66 2/3% of the base salary and cash bonuses deferred by the participant or (b) 4% of the participant's base salary and cash bonuses. (Messrs. LaMacchia and Clark participate in the Pension Program.) Amounts deferred by participants (and the related Company "match") are assumed to have been invested in various mutual funds and other investments (including Company Shares). Upon termination of employment, the amounts then credited to the participant's account are distributed in a lump sum or in up to ten annual installments.

     Effective November 1, 1993, CBIS adopted a deferral compensation plan (the "CBIS Plan") for key executives of that subsidiary. The provisions of the CBIS Plan were similar to the provisions of the Deferred Compensation Plan. Mr. Horing participated in the CBIS Deferred Compensation Plan during the months of November and December 1993 and received a "match" which is reflected in the Compensation Table under the "All Other" column. The CBIS Plan was superseded by the Deferred Compensation Plan effective January 1, 1994.

     Under the Long Term Incentive Plan, the 1984 Stock Option Plan and the Short Term Incentive Plan, in the event of a change in control, all outstanding stock options will become immediately exercisable, all restrictions applicable to restricted stock awards will lapse and a pro rata portion of all accrued incentive awards will be paid in cash. Under the Incentive Award Deferral Plan and the Deferred Compensation Plan, the present value of all deferred amounts will be paid in cash in the event of a change in control. The present values of all accrued unfunded benefits under the Management Pension Plan and the Pension Program will be funded within five days after a change in control.

                               PERFORMANCE GRAPHS

     The following Performance Graphs compare the yearly percentage change of the cumulative total shareholder return on the Company's Common Shares with the cumulative total return assuming reinvestment of dividends, of (i) the S&P 500 Stock Index and (ii) the Telephone Peer Group.

                           CUMULATIVE TOTAL RETURN
          Based on reinvestment of $100 beginning December 31, 1988
                         Dec.          Dec.         Dec.          Dec.         Dec.          Dec.
                         1988          1989         1990          1991         1992          1993
Cincinnati Bell Inc.     $100          $128         $113          $ 98         $ 90          $ 99
S&P 500 registered       $100          $132         $128          $166         $179          $197
        trademark
Telephone Peer Group     $100          $155         $145          $155         $169          $200

The Telephone Peer Group includes ALLTEL Corp., Ameritech Corp., Bell Atlantic Corp. BellSouth
Corp., BCE Inc., NYNEX Corp., Pacific Telosis Group, Rochester Telephone Corp., Southern New
England Telecommunications Corp., Sprint Corp., Southwestern Bell Corp., and U S West Inc.



                    CUMULATIVE TOTAL RETURN SINCE DIVESTURE
          Based on reinvestment of $100 beginning December 31, 1983
                         Dec.     Dec.    Dec.     Dec.    Dec.    Dec.    Dec.    Dec.    Dec.    Dec.    Dec.
                         1983     1984    1985     1986    1987    1988    1989    1990    1991    1992    1993
Cincinnati Bell Inc.     $100     $113    $158     $245    $307    $562    $718    $633    $549    $508    $555
S&P 500 registered       $100     $106    $140     $166    $174    $203    $268    $260    $339    $364    $401
        trademark
Telephone Peer Group     $100     $129    $176     $226    $229    $275    $426    $399    $426    $463    $550

The Telephone Peer Group includes ALLTEL Corp., Ameritech Corp., Bell Atlantic Corp. BellSouth
Corp., BCE Inc., NYNEX Corp., Pacific Telosis Group, Rochester Telephone Corp., Southern New
England Telecommunications Corp., Sprint Corp., Southwestern Bell Corp., and U S West Inc.

Footnote -- This performance graph is for shareholder information only and is not used to compute executive compensation.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended for inclusion in next year's Proxy Statement should be sent to W. H. Zimmer III, Secretary, Room 732, 201 East Fourth Street, P.O. Box 2301, Cincinnati, Ohio 45201, and must be received by November 14, 1994. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

                      OTHER MATTERS TO COME BEFORE MEETING

     At the time this Proxy Statement was released for printing on March 9, 1994, the Company knew of no other matters which might be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the Common Shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.

     The costs of soliciting proxies will be borne by the Company. In addition to this solicitation by mail, directors, officers and regular employees of the Company may solicit proxies in person or by telephone, make additional requests for the return of proxies and may receive proxies on behalf of the Company. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. The Company also has retained Georgeson & Company Inc. to assist it in connection with the solicitation at an estimated fee of $8,500 plus reimbursement of out-of-pocket expenses.

                         FINANCIAL STATEMENTS AVAILABLE

     Financial statements for the Company and its subsidiaries are included in the Annual Report of the Company to shareholders for the year 1993. A copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year 1993 will be furnished, without charge, on request directed to W. H. Zimmer III, Secretary, Room 732, 201 East Fourth Street, P.O. Box 2301, Cincinnati, Ohio 45201.

                                            By order of the Board of Directors

                                            W. H. ZIMMER III
                                             Secretary

March 14, 1994

                                CINCINNATI BELL INC.
    P
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    R
         The undersigned shareholder appoints Dwight H. Hibbard, Robert T.
    O Hummel, M.D. and James D. Kiggen, as proxies, to vote all shares of the undersigned in Cincinnati Bell Inc. at the annual meeting
    X of its shareholders to be held on Monday, April 18, 1994, and at any adjournment thereof, upon the matters listed on the other side.
    Y

            Election of Directors, Nominees:                               (change of address)

            John F. Barrett, Dwight H. Hibbard and David B. Sharrock       ______________________________
                                                                           ______________________________
                                                                           ______________________________
                                                                           ______________________________
                                                                           (If you have written in the above
                                                                           space, please mark the
                                                                           corresponding box on the reverse
                                                                           side of this card.)

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES
    IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN
    AND RETURN THIS CARD.
                                                              /  SEE REVERSE  /
                                                             /     SIDE       /

 / X /  PLEASE MARK YOUR                         SHARES IN YOUR NAME REINVESTMENT SHARES          |
        VOTES AS IN THIS                                                                          |
        EXAMPLE.                                                                                  -----

                   FOR        WITHHELD                                                     FOR      AGAINST    ABSTAIN
1. Election of     /  /       /  /                               2. Ratification of ap-    /  /     /  /       /  /
   Directors                                                        pointment of
   (see reverse)                                                    Coopers & Lybrand
                                                                    as independent
   For, except vote withheld from the                               accountants
   following nominee(s):
  ___________________________________
                                                                 3. In their discretion,   /  /     /  /       /  /
                                                                    upon such other
                                                                    matters as may
                                                                    properly come
                                              Change /  /           before the meeting.
                                                  of
                                             Address

                                             Attend /  /
                                            Meeting



SIGNATURE(S) ___________________________________________________ DATE __________

SIGNATURE(S) ___________________________________________________ DATE __________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.